Exhibit 99.1

                                                                   EXELON [LOGO]
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News Release

From:      Exelon Corporation                              FOR IMMEDIATE RELEASE
           Corporate Communications                        October 18, 2002
           P.O. Box 805379
           Chicago, IL  60680-5379

Contact:   Linda Marsicano, Media Relations
           312.394.3099 or 312.497.0001
           Kathryn Houtsma, Finance
           312.394.2942 or 312.636.2512
           Linda Byus, CFA, Investor Relations
           312.394.7696

     Exelon Corporation Sees Strong Third Quarter; Announces Restatement of
                           Other Comprehensive Income

Chicago (October 18, 2002) - Exelon Corporation (NYSE: EXC) announces that its third quarter 2002 operating earnings are expected to be at least $1.65 per diluted share compared to the consensus estimate of $1.55 per share. The company's prior guidance for the third quarter was 30% of the full year 2002 operating earnings range of $4.55 per share to $4.85 per share, which suggested operating earnings for the quarter between $1.37 per share and $1.46 per share. Exelon's third quarter 2001 earnings were $1.16 per share and included $0.16 per share of charges related to unusual items. Given the strong third quarter earnings, Exelon now expects full year 2002 operating earnings between $4.65 and $4.80 per share. Operating earnings guidance for the full year 2002 excludes the gain on the sale of the AT&T investment in the second quarter and the goodwill impairment and severance charge booked in the first quarter.

Separately, Exelon and its subsidiary Exelon Generation Company, LLC (Generation) announced that the amount of Other Comprehensive Income reported in Shareholders' Equity for the year ended December 31, 2001 and for the first and second quarters of 2002 will be restated as a result of an error in the amount of deferred income taxes recorded associated with unrealized losses on Generation's nuclear decommissioning trust fund securities. Additionally, Exelon and Generation determined that Other Comprehensive Income should be revised to reflect Generation's ownership interest in the Other Comprehensive Income of its equity investments in AmerGen Energy Company, LLC and Sithe Energies Inc. Earnings per share, net income and cash flow for the periods are not affected by the restatement. However, Other Comprehensive Income, which is a component of Shareholders' Equity, will be reduced by approximately $128 million as of December 31, 2001, and by similar amounts in the first and second quarters of 2002 as a result of the revisions. Exelon will file an amended Form 10-K for the year 2001 and Exelon and Generation will file amended Form 10-Q for the first and second quarters of 2002 in the near future to reflect the revisions to Other Comprehensive Income.

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Exelon Corporation will report third quarter results on October 30, 2002. A conference call is scheduled for 11 a.m. EST (10 a.m. CST) on October 30, to discuss the third quarter results and the company's outlook for the balance of 2002 and 2003. The call-in number in the U.S. is 800/370-0869, and the international call-in number is 973/582-2720. The call will be web-cast and archived on Exelon's web site: www.exeloncorp.com. (Please select the Investor Relations page.)

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This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those factors discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Outlook" in Exelon's 2001 Annual Report and "Risk Factors" in Exelon Generation Company's Registration Statement on Form S-4, file number 333-85496. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.


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   Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and more than $15 billion in annual revenues.
    The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and Pennsylvania and gas to more than 440,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.